EXHIBIT 4(b)


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                             Stock Option Agreement

     Introduction.   Agreement  made  _________,   between  Flexible   Solutions
International Inc., with offices at 2614 Queenswood Drive, Victoria, British Columbia V8N 1X5 (the "Company"), and _____________ ("Grantee").

1. Grant of Option. The Company grants to Grantee the Option of purchasing shares of the Company's common stock (the "Shares") in the amounts, at the price, and subject to all the terms and conditions set out in this agreement.

2.   Grant Date of Option. The grant date of this option is _________.

3. Total Number of Shares Available. The total number of Shares that may be purchased by Grantee pursuant to this Agreement is ____________, as set forth in Paragraph 5.

4. Options Price. The price at which Grantee may buy the Shares is ___________ per Share.

5. When Option Exercisable: Vesting. Grantee may exercise the option rights at any time after the grant date but not later than five years from the grant date, subject to the following vesting requirements: _____ shares vest on the following date; _________.

6. Option Not Exercisable if Grantee in Default. The option rights granted by this Agreement may not be exercised if Grantee is in default of any obligations owed the Company, whether by operation of law or pursuant to contract.

7. Option Not Transferable. Grantee's option rights may be exercised only by the Grantee or Grantee's personal representative during Grantee's lifetime and are not transferable except by will or by the laws of descent and distribution should Grantee die intestate. The option rights may not be sold, assigned, pledged, or hypothecated, and any attempt to do so shall be void. The option rights are not subject to levy, attachment, or other process of law, and any attempt to levy, attach, or otherwise transfer the option rights or place liens upon them shall be void.

8. Termination of the Option. Except as otherwise provided herein, this Agreement shall expire ________ years from the date of grant (the "Option Period"); provided, however, that this agreement will terminate upon the earlier of: (i) ____ days after the date that the Grantee ceases to be an employee, consultant, officer, or director of the Company; (ii) twelve months after the date that the Grantee ceases to be an employee, consultant, officer, or director of the Company by reason of the Grantee's death or (iii) immediately that the employee, officer, director or consultant is terminated with cause .

9. The Company's Merger, Reorganization, Etc. If, during the option period but before Grantee has exercised all of the option rights with regard to the total number of Shares available for purchase by Grantee, the Shares of the Company's common stock are changed into or exchanged for a different number or different kind of shares or other securities, either the Company's or those of another company, this Agreement shall remain in force. However, there shall be substituted for each of the Shares the

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     number and kind of shares or other  securities  for which each Share of the
     Company's common stock was exchanged or into which each Share was changed. The shares or securities substituted for each Share of the Company's common stock may be purchased by Grantee under this Agreement for a price appropriately adjusted for the substituted securities.

10. Declaration of Stock Dividends. If the Company issues a common stock dividend on the Company's common stock, the number of Shares that may be purchased by Grantee thereafter shall be adjusted as follows: To each of the unpurchased Shares, there shall be added the number of Shares issued as a dividend on each Share of outstanding common stock; each of the Shares together with the additional Shares applicable to that Share shall be bought as one unit for the price set out for each of the Shares in Paragraph 5.

11. Other Changes in the Company's Stock. If there area any changes in the number or kind of Shares outstanding that affect the Company's common stock or the stock or other securities into which the Company's common stock has been changed, other than those described in Paragraphs 10 and 11, a majority of the Company's Board of Directors may make such changes in the Shares available for purchase under this Agreement as the Board of Directors deems appropriate. Any adjustment in the Shares available for purchase made in accordance with this Paragraph shall be binding upon Grantee.

12. The Company's Liquidation, Dissolution, Etc. If the Company liquidates or dissolves or enters into a merger or consolidation in which the Company is not the surviving company, the Company shall give Grantee at least one month's notice prior to the liquidation, dissolution, merger, or consolidation. Grantee shall have the right to exercise this Option in full, to the extent that is had not been previously exercised, within the one-month period. To the extent that Grantee's option rights have not been exercised on the effective date of the liquidation, dissolution, merger, or consolidation, they shall terminate.

13. Manner in Which Option Is Exercised During Grantee's Lifetime. Any of Grantee's option rights may be exercised by Grantee or Grantee's personal representative during Grantee's lifetime by written notice addressed to the Company's corporate Secretary, signed by Grantee or Grantee's personal representative. The notice shall state the number of Shares to be purchased and shall be accompanied by a certified check payable to the Company for the purchase price of Shares purchased. Immediately following payment of the check, the Company shall issue a certificate or certificates for the Shares purchased in Grantee's or Grantee's personal representative's name and deliver it or them to the person who signed the notice.

14. Manner in Which Option Is Exercised After Grantee's Death. If Grantee has not fully exercised the option rights before Grantee's death, then the persons designated by Grantee in writing on file with the Company or, if no such persons have been designated, Grantee's executor or administrator, may exercise any of Grantee's option rights during the option period. The rights shall be exercised in the same manner as provided in Paragraph 14 except that the person entitled to exercise the rights shall be substituted for Grantee or Grantee's personal representative.

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15.  Violation of Law. The Option granted by this Agreement may not be exercised if its exercise would violate any applicable state securities law, any registration under or any requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules of an exchange on which the Shares are traded, any other federal law, or any law of applicable state securities laws.

16. Unregistered Stock. If a registration statement for the Shares is not in effect or if Grantee's attorneys require a writing from Grantee to avoid violation of the Securities Act of 1933, as amended, the Company may require a written commitment form the person exercising the Option before delivery of the certificate or certificates for the Shares. The Commitment shall be in a form prescribed by the Company. It will state that it is the intent of the person exercising the Option to acquire the Shares for investment only and not the intent of transferring or reselling them; that the person exercising the Option has been told that the Shares may be "restricted shares" pursuant to Rule 144 of the Securities and Exchange Commission and that any resale, transfer, or other distribution of the Shares may only be made on conformity with Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule or regulation. The Company may place a legend on the face of the certificate or certificates in accordance with this Commitment and may refuse to permit transfer of the Shares unless it receives satisfactory evidence that the transfer will not violate Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule, or regulation.

Grantee                                   Flexible Solutions International Inc.


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                                          Dan O'Brien, CEO

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